    As filed with the Securities and Exchange Commission on November 26, 2002
                                             Registration No. 333-______________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             RELIANT RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                            76-0655566
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

                              1111 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                    (Address of Principal Executive Offices)


                             RELIANT RESOURCES, INC.
                               UNION SAVINGS PLAN
                            (Full Title of the Plan)

                                Hugh Rice Kelley
         Senior Vice President, General Counsel and Corporate Secretary
                              1111 Louisiana Street
                              Houston, Texas 77002
                     (Name and Address of Agent for Service)
   Telephone Number, Including Area Code, of Agent For Service: (713) 497-3000

                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED              PROPOSED
                                                                   MAXIMUM              MAXIMUM
                                                                  OFFERING             AGGREGATE            AMOUNT OF
          TITLE OF SECURITIES              AMOUNT TO BE             PRICE               OFFERING          REGISTRATION
           TO BE REGISTERED                 REGISTERED          PER SHARE (1)          PRICE (1)               FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value             10,000,000 shares          $1.765            $17,650,000           $1,623.80
per share
---------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights(2)        10,000,000 rights            (3)                  (3)                  (3)
---------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based upon the average of the high and low prices of the Common Stock of Reliant Resources, Inc. reported on the New York Stock Exchange Composite Tape on November 19, 2002.
(2) Each share of Common Stock to be registered includes one associated Preferred Stock Purchase Right.
(3) No separate consideration is payable for the Preferred Stock Purchase Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.
(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                             INTRODUCTORY STATEMENT

         Reliant Resources, Inc. (the "Registrant" or the "Company") has previously filed a Registration Statement on Form S-8 relating to its Common Stock, par value $.001 per share, and associated rights to purchase its Series A Preferred Stock, par value $.001 per share (such common stock and associated rights are collectively referred to in this Registration Statement as the "Common Stock"), issuable pursuant to the terms of the Reliant Resources, Inc. Union Savings Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement covers additional securities registered for issuance under the Reliant Resources, Inc. Union Savings Plan. The contents of the prior Registration Statement on Form S-8 (333-74754) of the Company relating to such plan are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference as of their respective dates:

                  (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed April 15,
2002;

                  (2) the Company's Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, filed July 5, 2002;

                  (3) the Company's Amendment No. 2 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, filed November 12, 2002;

                  (4) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001; and

                  (5) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on April 27, 2001 pursuant to the Exchange Act, as amended by Amendment No. 1 thereto on Form 8-A/A, as filed with the Commission on May 2, 2001.

         All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

         The following documents are filed as a part of this Registration
Statement:

Exhibit

5.1  -       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1 -       Consent of Deloitte & Touche LLP

23.2 - Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1 - Power of Attorney (included on the signature page to this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 26, 2002.

                             RELIANT RESOURCES, INC.
                             (Registrant)

                             By: /s/ R. Steve Letbetter
                                -----------------------------------------------
                                    R. Steve Letbetter,
                                Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 26, 2002.

                              RELIANT RESOURCES, INC. UNION SAVINGS PLAN

                              By:    /s/ James A. Ajello
                                 ----------------------------------------------
                                  James A. Ajello
                                  Chairperson of the Benefits Committee

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Steve Letbetter and Hugh Rice Kelly, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                          Title                              Date
               ---------                          -----                              -----
        /s/ R. Steve Letbetter           Chairman, Chief                      November 26, 2002
       ------------------------          Executive Officer and Director
         (R. Steve Letbetter)            (Principal Executive Officer and
                                         Director)

          /s/ Mark M. Jacobs             Executive Vice President             November 26, 2002
       -------------------------         and Chief Financial Officer
           (Mark M. Jacobs)              (Principal Financial Officer)


        /s/ Thomas C. Livengood          Vice President and                   November 26, 2002
       -------------------------         Controller (Principal Accounting
         (Thomas C. Livengood)           Officer)



        /s/ E. William Barnett           Director                             November 26, 2002
       -------------------------
         (E. William Barnett)



        /s/ Donald J. Breeding           Director                             November 26, 2002
       -------------------------
          (Donald J. Breeding



          /s/ Laree E. Perez             Director                             November 26, 2002
       -------------------------
           (Laree E. Perez)



           /s/ Joel V. Staff             Director                             November 26, 2002
       -------------------------
            (Joel V. Staff)

                                INDEX TO EXHIBITS

Exhibit
-------
5.1  -      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1 -      Consent of Deloitte & Touche LLP

23.2 - Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1 - Power of Attorney (included on the signature page to this Registration Statement)